Exhibit 10.73

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment (“Amendment”) to the December 29, 2008 Employment Agreement, effective February 4, 2008 (“Employment Agreement”) between David McGlade (the “Executive”) and Intelsat Global Holdings S.A., Intelsat S.A. and Intelsat Management LLC is entered into by the undersigned parties and is effective as of March 18, 2013.

1. Section 1.3 of the Employment Agreement is amended to delete the phrase “, currently located in Bermuda,”.

2. The first sentence of Section 2.1(a) of the Employment Agreement is amended to read as follows:

“During the Employment Period, effective as of February 11, 2013, the Company shall pay the Executive for services during his employment under the Agreement a base salary of no less than the annual rate at $1,128,595 (as increased from time to time, the “Base Salary”).”

3. Sections 2.1(b)(i) and (ii) of the Employment Agreement are amended to read in their entirety as follows:

“(i) Basic Bonus. For each calendar year (or other fiscal year period, if the Company changes from a calendar fiscal year) during the Employment Period, beginning with 2013, the Executive shall be eligible to receive an annual bonus up to a target amount of one hundred twenty-five percent (125%) of his Base Salary (which target amount may be increased from time to time at the discretion of the Compensation Committee) (“Basic Bonus”), subject to his satisfaction of objective performance criteria that have been pre-established by the Compensation Committee in a consistent manner with those of other senior executives of the Company and following consultation with the Executive.

(ii) Stretch Bonus. In addition to the Basic Bonus and for each calendar year (or other fiscal year period, if the Company changes from a calendar fiscal year) during the Employment Period, beginning with 2013, the Executive shall be eligible to receive an additional bonus of up to one hundred twenty-five percent (125%) of his Base Salary (“Stretch Bonus”), in the event of the Executive’s satisfaction of objective stretch performance criteria that have been pre-established by the Compensation Committee following consultation with the Executive.”

4. The final paragraph of Section 2.1(b) is amended to replace the target percentages indicated for Basic Bonus and Stretch Bonus with 125% and 125%, respectively.

5. Section 9 of Exhibit C to the Employment Agreement is amended to read in its entirety as follows:

“9. Perquisite Allowance — $100,000 per fiscal year, paid in bi-weekly pay check, to cover that costs of a personal financial assistant, tax and other financial counseling, costs related to transportation and other executive benefits. For the avoidance of doubt, such allowance shall (x) be classified as personal income to the Executive and be subject to all applicable withholding taxes and (y) discontinue effective as of the Executive’s termination of employment for any reason.”

6. Exhibit C to the Employment Agreement is amended to add a new Section 15 to the end thereof, to read as follows:

“15. Personal Use of Airplane Reimbursement – Reimbursement of up to (i) $400,000 for the period beginning on April 1, 2013 and ending on December 31, 2013 and (ii) an annualized amount of $535,000 for each fiscal year beginning with 2014 to cover the out-of-pocket expenses the Executive incurs in connection with his personal use of any private aircraft. For the avoidance of doubt, any such reimbursement shall (x) be classified as personal income to the Executive and be subject to all applicable withholding taxes and (y) discontinue effective as of the Executive’s termination of employment for any reason.”

7. As amended and modified by this Amendment, the Employment Agreement shall remain in full force and effect.

8. If there is any conflict between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of March 18, 2013.

INTELSAT MANAGEMENT LLC

By:	/s/ Michelle V. Bryan
Name:	Michelle V. Bryan
Title:	Executive Vice President, General Counsel and Chief Administrative Officer

INTELSAT GLOBAL HOLDINGS S.A.

By:	/s/ Michelle V. Bryan
Name:	Michelle V. Bryan
Title:	Executive Vice President, General Counsel and Chief Administrative Officer

INTELSAT S.A.

By:	/s/ Michelle V. Bryan
Name:	Michelle V. Bryan
Title:	Executive Vice President, General Counsel and Chief Administrative Officer

THE EXECUTIVE

/s/ David P. McGlade
David P. McGlade

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